EXHIBIT A DEFERRED COMPENSATION PLAN OF JOHN WILEY & SONS, INC. As amended and restated effective as of January 1, 2024

INTRODUCTION This Deferred Compensation Plan of John Wiley & Sons, Inc. (the “Plan”) was established by the Board of Directors of John Wiley & Sons, Inc. effective as of March 1, 1995. The purpose of the Plan is to attract and retain key employees by providing eligible employees with an opportunity to defer receipt of a portion of their salary, bonus, and other specified compensation and to provide them with a means of restoring Company matching contributions lost under the John Wiley & Sons Inc. Employees’ Savings Plan due to the application of the limitations imposed on qualified plans by Section 401(a)(17) of the Code. The Plan is not intended to meet the qualification requirements of Section 401(a) of the Code, but is intended to meet the requirements of Section 409A of the Code (as applicable herein), and shall be operated and interpreted consistent with that intent. The Plan constitutes an unsecured promise by the John Wiley & Sons, Inc. (the “Company”) to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company, as applicable. The Company shall be solely responsible for payment of the benefits to Participants and their beneficiaries. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Any amounts set aside to defray the liabilities assumed by the Company will remain the general assets of the Company and shall remain subject to the claims of the Company’s creditors until such amounts are distributed to the Participants. The Plan was first amended and restated effective as of January 1, 2008 to comply with the provisions of Section 409A of the Code and regulations promulgated thereunder and to reflect certain design and administrative changes desired by the Company. The Plan was further amended, effective as of each of January 1, 2009, July 1, 2013, January 1, 2016 and January 1, 2020, to make additional design and administrative changes. The Plan is hereby further amended and restated effective as of January 1, 2024, to clarify certain provisions and make certain technical changes. Amounts deferred under the provisions of the Plan prior to January 1, 2005, which were vested as of December 31, 2004, are “grandfathered” from the rules of Section 409A of the Code and shall be subject to the provisions of the Plan as in effect on October 3, 2004, unless otherwise provided in a later restatement or amendment of the Plan. Section references in the Plan include those provisions as they might appear in the Plan, that were in effect prior to January 1, 2024.

DEFERRED COMPENSATION PLAN OF JOHN WILEY & SONS, INC. TABLE OF CONTENTS Page ARTICLE 1. DEFINITIONS ..................................................................................................................................... 1 ARTICLE 2. PARTICIPATION ............................................................................................................................... 5 ARTICLE 3. DEFERRALS ....................................................................................................................................... 7 ARTICLE 4. COMPANY CONTRIBUTIONS ....................................................................................................... 9 ARTICLE 5. MAINTENANCE OF ACCOUNTS ................................................................................................. 12 ARTICLE 6. PAYMENT OF BENEFITS .............................................................................................................. 14 ARTICLE 7. AMENDMENT OR TERMINATION ............................................................................................. 19 ARTICLE 8. GENERAL PROVISIONS ................................................................................................................ 20 APPENDIX A ............................................................................................................................................................. 25

JOHN WILEY & SONS, INC. ARTICLE 1. DEFINITIONS 1.01 “Accounts” shall mean the Deferral Account, the Company (Pre-2014) Matching Account, the Excess Company Contribution Account, the Grandfathered Deferral Account, and the Grandfathered Company Account maintained by the Company to record the payment obligations of the Company to a Participant as determined under the terms of the Plan. 1.02 “Administrative Committee” shall mean the Benefits Administration Board of the Savings Plan, appointed by the Board of Directors to administer the Plan as provided in Section 8.01. 1.03 “Affiliate” shall mean any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member John Wiley & Sons, Inc. and any trade or business under common control (as defined in Section 414(c) of the Code) with John Wiley & Sons, Inc. 1.04 “Base Salary” shall mean the Participant’s annual base fixed cash compensation paid periodically during the calendar year, determined prior to any pre-tax contributions under a “qualified cash or deferred arrangement” (as defined under Section 401(k) of the Code and its applicable regulations), under a “cafeteria plan” (as defined under Section 125 of the Code and its applicable regulations or pursuant to a qualified transportation fringe under Section 132(f) of the Code), but excluding any Bonus or other form of special pay. 1.05 “Beneficiary” shall mean the person or persons designated by a Participant pursuant to the provisions of Section 6.06, in a time and manner determined by the Administrative Committee to receive the amounts, if any, payable under the Plan upon the death of the Participant. 1.06 “Bonus” shall mean a cash Performance Bonus, whether paid annually or in multiple payouts. 1.07 “Board of Directors” or “Board” shall mean the Board of Directors of John Wiley & Sons, Inc. 1.08 “Change of Control” shall mean “Change of Control” as such term is defined under the terms of the John Wiley & Sons Inc. Supplemental Executive Retirement Plan as amended and restated effective as of January 1, 2014, provided that an event shall constitute a Change of Control for purposes hereof only if it also qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, each as determined pursuant to Section 409A of the Code. 1.09 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. 1.10 “Company” shall mean John Wiley & Sons, Inc., a New York corporation, and any successor thereto, with respect to its employees and such Affiliates authorized by the Board of Directors to participate in the Plan, with respect to their employees. 1.11 “Company (Pre-2014) Matching Account” shall mean the bookkeeping account (or subaccount(s)) maintained for each Participant to record the amount of Company Contributions that are either (i) credited to a Participant in accordance with Section 4.01 on or after January 1,

Page 2 2005 and prior to January 1, 2014 or (ii) which were credited prior to January 1, 2005 but become vested on or after January 1, 2005, adjusted pursuant to Article 5. 1.12 “Company Contributions” shall mean the amount of contributions credited on behalf of a Participant pursuant to Section 4.01. 1.13 “Compensation” shall have the meaning set forth in the Savings Plan. 1.14 “Compensation Committee” shall mean the Executive Compensation & Development Committee of the Board of Directors. 1.15 “Deferral Account” shall mean the bookkeeping account (or subaccount(s)) maintained for each Participant to record the amount of Base Salary and/or Bonus deferred on the Participant’s behalf in accordance with Article 3 on or after January 1, 2005, adjusted pursuant to Article 5. 1.16 “Deferral Agreement” shall mean the completed agreements, including any amendments, attachments and appendices thereto, in such form approved by the Plan Administrator, between an Eligible Executive and the Company, under which the Eligible Executive agrees to defer a portion of Base Salary or Bonus under the Plan. 1.17 “Deferrals” shall mean the amount of deferrals credited to a Participant pursuant to Section 3.02. 1.18 “Effective Date” of the Plan shall mean March 1, 1995. The effective date of this restatement is January 1, 2024. 1.19 “Eligible Employee” shall mean an Employee of the Company who was eligible to participate in the Plan as provided in Section 2.01 prior to January 1, 2024. 1.20 “Eligible Executive” shall mean a common law employee of the Company who is a member of a “select group of management or highly compensated employees” and who is designated as eligible to participate in this Plan by the members of the Administrative Committee, in their settlor capacities, each year. The Administrative Committee may delegate responsibility to act on their behalf to any one of its members. 1.21 “Employee” shall mean a common law employee of the Company. Employee shall not include independent contractors, contract employees or leased employees. 1.22 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. 1.23 “Excess Company Contribution Account” shall mean the bookkeeping account (or subaccount(s)) maintained for each Participant to record the amount of Excess Company Contributions that are credited to a Participant in accordance with Section 4.02, as adjusted pursuant to Article 5. 1.24 “Excess Company Contributions” shall mean the amount of contributions credited on behalf of an Eligible Employee pursuant to Section 4.02 prior to January 1, 2020. 1.25 “Grandfathered Company Account” shall mean the bookkeeping account (or subaccount(s)) maintained for a Participant to record the amount of Company Contributions credited to a

Page 3 Participant in accordance with Article 4 prior to January 1, 2005, which were vested as of December 31, 2004, adjusted pursuant to Article 5. 1.26 “Grandfathered Deferral Account” shall mean the bookkeeping account (or subaccount(s)) maintained for each Participant to record the amount of Base Salary and/or Bonus deferred in accordance with Article 3 prior to January 1, 2005, adjusted pursuant to Article 5. 1.27 “Participant” shall mean, except as otherwise provided in Article 2, each Eligible Executive who has executed a Deferral Agreement pursuant to the requirements of Section 2.01 and each Eligible Employee who has an amount credited to the Plan on his behalf pursuant to Article 4. 1.28 “Performance Bonus” shall mean the cash amount, if any, awarded to an Eligible Executive under the Company’s performance bonus program, long-term bonus program or other bonus program approved by the Compensation Committee, including but not limited to the Executive Annual Incentive Plan, the Executive Long Term Incentive Plan, the Wiley Annual Incentive Plan, and a Sales Incentive Plan; provided that such amounts qualify as performance-based compensation under Section 409A of the Code and the regulations promulgated thereunder. 1.29 “Performance Period” shall mean the period of at least 12 months over which an individual and/or company performance criteria is measured for purposes of a Company Performance Bonus program. 1.30 “Plan” shall mean the Deferred Compensation Plan of John Wiley & Sons, Inc. as set forth in this document, as it may be amended from time to time. However, to the extent permitted or required under Section 409A of the Code, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section 1.409A-1(c), or the Plan or portion of the Plan and any other nonqualified deferred compensation plan or portion thereof that is treated as single plan under such section. 1.31 “Plan Administrator” shall mean the Administrative Committee and the employees of the Company to whom the Administrative Committee has delegated administrative responsibilities set forth in this Plan. 1.32 “Plan Year” shall mean the calendar year, except that the first Plan Year began on the Effective Date. 1.33 “Retirement” shall mean a Separation from Service on or after the date a Participant has attained age 55. 1.34 “Retirement Plan” shall mean the Employees’ Retirement Plan of John Wiley & Sons, Inc., as amended from time to time. 1.35 “Savings Plan” shall mean the John Wiley & Sons, Inc. Employees’ Savings Plan, as amended from time to time, and any other similar tax-qualified savings plan covering Eligible Employees who were not eligible to participate in (a) the John Wiley & Sons, Inc. Employees’ Savings Plan, and (b) any nonqualified excess plan similar to this Plan that is maintained by the Company. 1.36 “Separation from Service” shall mean a “Separation from Service” as such term is defined under the terms of the John Wiley & Sons Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2014.

Page 4 1.37 “Specified Employee” shall mean “Specified Employee” as such term is defined under the terms of the John Wiley & Sons Inc. Supplemental Executive Retirement Plan as amended and restated effective as January 1, 2014. 1.38 “Statutory Compensation Limitation” shall mean the limitations set forth in Section 401(a)(17) of the Code as in effect each calendar year for the Savings Plan. 1.39 “Unforeseeable Emergency” shall mean a severe financial hardship to a Participant resulting from (a) an illness or accident of the Participant or the Participant’s spouse, beneficiary or dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance) or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that an Unforeseeable Emergency shall only exist to the extent the severe financial hardship would constitute an Unforeseeable Emergency under Section 409A of the Code, related regulations and other applicable guidance. 1.40 “Valuation Date” shall mean the close of each business day on which the New York Stock Exchange is open for business, or such other day or days as the Plan Administrator may determine.

Page 5 ARTICLE 2. PARTICIPATION 2.01 Eligibility (a) (i) An Employee of the Company who is designated by the Administrative Committee as being an Eligible Executive in the current Plan Year shall be an Eligible Executive with respect to the next-following Plan Year and may elect to participate in this Plan by executing a Deferral Agreement authorizing Deferrals with respect to Base Salary payable in the next-following Plan Year, provided such election is made by December 31st of the current Plan Year. (ii) An Employee who (1) was an Employee on the first day of the Performance Period beginning in that Plan Year, and (2) is an Employee who on October 1st of that same Plan Year (or such other date in that Plan Year, as designated by the Administrative Committee, and in all events consistent with the requirements of Section 409A of the Code) is designated as an Eligible Executive, shall be an Eligible Executive with respect to the Performance Period in which such date occurs and may elect to participate in this Plan by executing a Deferral Agreement authorizing Deferrals with respect to Bonus, if any, payable in the Plan Year following such October 1st. (b) The Administrative Committee, may, in its sole discretion, designate other key employees of the Company or an Affiliate which has been authorized by the Compensation Committee to participate in the Plan, who are members of a select group of management or highly compensated employees, as eligible to participate in the Plan pursuant to the provisions of Article 3. (c) Eligibility prior to January 1, 2024 was determined in accordance with the terms of the Plan as then in effect. 2.02 In General (a) An Eligible Executive shall become a Participant as of the effective date of such Eligible Executive’s Deferral Agreement filed with the Plan Administrator or its delegate; provided, however, such Deferral Agreement shall be effective for purposes of deferring Base Salary or Bonus only as provided in Article 3. (b) The Deferral Agreement shall be in writing (or in electronic format) and be properly completed in the format approved by the Plan Administrator (or its delegate) who shall be the sole judge of the proper completion thereof. Such Deferral Agreement shall provide, subject to the limitation specified in Section 3.02, for the deferral of a portion of the Eligible Executive’s Base Salary and Bonus and shall include such other provisions as the Administrative Committee deems appropriate. 2.03 Termination of Participation (a) Participation shall cease upon termination of a Participant’s employment with the Company or his Separation from Service, if earlier, unless the Participant is entitled to benefits under the Plan, in which event participation shall terminate when those benefits are fully distributed.

Page 6 (b) Subject to the provisions of Section 3.01, a Participant shall only be eligible to have Deferrals or Company Contributions credited in accordance with Article 3 or 4, for as long as they remain an Eligible Executive. (c) If a former Participant whose participation in the Plan ceased under Section 2.03 is later reemployed or reinstated as an Eligible Executive, the former Participant may again become a Participant in accordance with the provisions of Sections 2.01 and 2.02. If a Participant who has a Deferral Agreement in place for the year in which a Separation from Service occurs is reemployed or reinstated as an Eligible Executive in the same year, such Participant’s contribution election under such Deferral Agreement will be reinstated for the remainder of the year.

Page 7 ARTICLE 3. DEFERRALS 3.01 Deferral Elections (a) (i) Subject to the following provisions of this Section, prior to the close of an annual enrollment period established by the Administrative Committee or its delegate in any calendar year, an Eligible Executive may elect, subject to Section 3.02(a) below, to defer a portion of his Base Salary that is otherwise earned and payable in the next calendar year by filing a Deferral Agreement with the Plan Administrator or its delegate. An Employee hired after January 1 in any Plan Year who might have otherwise been considered an Eligible Executive may not elect to defer Base Salary earned in the year of hire. An Employee who is first employed by the Company after the close of the annual enrollment period and becomes an Eligible Executive prior to the beginning of the next Plan Year, may elect, subject to following provisions of this Section and Section 3.02(a) below, to defer a portion of Base Salary that is otherwise earned and payable in the next calendar year by filing a Deferral Agreement with the Plan Administrator or its delegate no later than the last business day of the Plan Year in which he became an Eligible Executive. (ii) Subject to the following provisions of this Section, prior to the close of an annual enrollment period established by the Administrative Committee or its delegate, an Eligible Executive who was employed on the first day of a Performance Period and who remains continuously employed through the date the Deferral Agreement is submitted, may elect to defer a portion of Bonus earned with respect to that Performance Period but which is otherwise payable in the next calendar year; provided the Deferral Agreement is filed with Plan Administrator or its delegate no later than six months before the end of the applicable Performance Period. (b) The Eligible Executive shall submit the Deferred Agreement in the manner specified by the Plan Administrator and a Deferral Agreement that is not timely filed shall be considered void and shall have no effect. The Plan Administrator shall establish procedures that govern deferral elections under the Plan, including the ability to make separate elections for Base Salary and Bonuses. A Participant’s election to defer a portion of Base Salary for any Plan Year shall become irrevocable on the date established by the Administrative Committee or its delegate but no later than the last day of the calendar year preceding the calendar year in which the Base Salary is earned. A Participant’s election to defer a portion of Bonus earned with respect to the Performance Period beginning in the Plan Year shall become irrevocable on the date established by the Administrative Committee or its delegate, but no later than six months prior to the end of the applicable Performance Period. A Participant may revoke or change an election to defer a portion of Base Salary or Bonus at any time prior to the date the election becomes irrevocable. Any such revocation or change shall be made in a form and manner determined by the Plan Administrator. (c) A Participant’s Deferral Agreement shall apply only with respect to Base Salary earned in the Plan Year following the Plan Year in which the Deferral Agreement is filed with the Plan Administrator or its delegate under Section 3.01(a). A Participant’s Deferral Agreement shall only apply to a Bonus which is not readily ascertainable at the time the Deferral Agreement is filed with the Plan Administrator under Section 3.01(a). An election to defer a Bonus will be void if the Bonus becomes payable as a result of the Participant’s death or disability (as defined in Treasury Regulations Section 1.409A-1(e)) or under a Change of Control prior to the end of the Performance Period. An Eligible Executive must

Page 8 file, in accordance with the provisions of Section 3.01(a), a new Deferral Agreement for each Plan Year the Eligible Executive desires to defer a portion of Base Salary or Bonus. (d) A Participant who ceases to be an Eligible Executive after the date a deferral election becomes irrevocable but who continues to be employed by the Company, shall continue to be a Participant and the Deferral Agreement currently in effect shall remain in force for the remainder of the applicable Plan Year or Performance Period, but such Participant shall not be eligible to defer any portion of Base Salary or Bonus earned in a subsequent Plan Year or Performance Period (as applicable) until such time as they shall once again become a Eligible Executive. 3.02 Amount of Deferral (a) An Eligible Executive may defer up to 25% of Base Salary and up to 100% of Bonus; provided the total amount of Bonus and Base Salary deferred in a calendar year beginning prior to January 1, 2009 shall not exceed 25% of the sum of the Eligible Executive’s projected Base Salary for such calendar year and the Bonus received by the Eligible Executive in such calendar year. (b) The Administrative Committee may establish such other maximum or minimum limits on the amount of Base Salary or Bonus which may be deferred and/or the timing of such deferral. Eligible Executives shall be given written notice of any such limits prior to the date they take effect. (c) Effective January 1, 2024, an Eligible Executive must elect to defer at least 1% of Base Salary or Bonus for a Plan Year in order to receive any Excess Matching Contributions under Section 4.02 related to that Plan Year. 3.03 Crediting to Deferral Account The amount of Deferrals shall be credited to such Participant’s Deferral Account as soon as administratively practicable following the date of the deferral, but no later than the first business day of the first calendar month following the date the Base Salary or Bonus would have been paid to the Participant in the absence of a Deferral Agreement. 3.04 Vesting Except as otherwise provided in Section 8.12, a Participant shall at all times be 100% vested in the Deferral Account.

Page 9 ARTICLE 4. COMPANY CONTRIBUTIONS 4.01 Amount of Company Contributions To the extent the Company is prevented from making Company Contributions under the Savings Plan on behalf of a Participant by reasons of the limitation imposed on contributions by Section 402(g)(1) of the Code or the limitation on compensation imposed by Section 401(a)(17) of the Code, such excess Company Contributions will be credited under this Plan with respect to deferrals made regarding Base Salary pursuant to the provisions of Section 3.01 (as in effect at the time of the Participant’s participation in this Plan), to the extent the amount of such Deferrals when added to the amount of deferred cash contributions the Participant has made under the Savings Plan during such calendar year do not exceed the amount of deferred cash contributions the Participant would have made pursuant to his deferred cash contribution election in effect under the Savings Plan during such calendar year, without reference to the limitation imposed on contributions by Section 402(g)(1) of the Code or the limitation imposed on compensation by Section 401(a)(17) of the Code, as in effect from time to time. 4.02 Excess Company Contributions (also known as Restoration Contributions) (a) Excess Basic Contributions: With respect to the period commencing July 1, 2013 and ending December 31, 2019, Eligible Executives and Eligible Employees who received a basic retirement contribution under the Savings Plan that was limited due to the Statutory Compensation Limit, were credited with an Excess Basic Contribution determined under this Plan. This Excess Basic Contribution was credited to the Participant’s Excess Company Contribution Account, in accordance with the provisions of this Plan that were in effect at the time of such crediting. Excess Basic Contributions will no longer be made to the Plan with respect to Plan Years beginning on and after January 1, 2020. (b) Excess Matching Contributions: (i) With respect to a Participant who was an Eligible Employee in Plan Years between January 1, 2014 and December 31, 2023 or is an Eligible Executive for Plan Years commencing on and after January 1, 2014, the amount of Excess Matching Contributions credited to such Participant’s Excess Company Contribution Account for a Plan Year shall be equal to the “Effective Rate of Match” (as such term is defined in subparagraph(ii) below) for that Plan Year multiplied by (1) the portion of Compensation earned while an Eligible Employee or Eligible Executive, as applicable, in that particular Plan Year that exceeds the Statutory Compensation Limitation for that Plan Year plus (2) the portion of Base Salary and Bonus, if any, that would have otherwise been paid in that particular Plan Year had it not been deferred under the provisions of Section 3.01(a). (ii) For purposes of this paragraph (b), a Participant’s “Effective Rate of Match” for a particular Plan Year shall be determined by dividing (1) the dollar amount of Matching Contribution (as such term is defined under the provisions of the Savings Plan) received under the terms of the Savings Plan for that Plan Year by (2) the amount of Compensation (as defined under the terms of the Savings Plan) for such

Page 10 Plan Year as limited by the provisions of Section 401(a)(17) of the Code. (iii) For avoidance of doubt, effective January 1, 2024, Excess Matching Contributions shall only be credited on behalf of a Participant who is an Eligible Executive if they (1) are eligible to receive Matching Contributions (as that term is defined in the Savings Plan) under the terms of the Savings Plan, and (2) have a Deferral Agreement in effect of at least 1% of Base Salary or 1% of Bonus for that Plan Year. (iv) Excess Matching Contributions are credited to the Participant’s Excess Company Contribution Account in accordance with the provisions of this Plan as in effect at the time of such crediting. (c) Excess Discretionary Profit Sharing Contributions: (i) With respect to a Participant who was an Eligible Employee in Plan Years between July 1, 2013 and December 31, 2023 or is an Eligible Executive in Plan Years commencing on and after January 1, 2014, if such Participant is entitled to a discretionary profit sharing contribution under the Savings Plan in a Plan Year, any Excess Profit Sharing Contributions determined under this Section would be credited to their Excess Company Contribution Account. The amount of Excess Profit Sharing Contributions, if any, credited to a Participant’s Excess Company Contribution Account for a Plan Year shall be equal to (1) the profit sharing percentage allocated under provisions of the Savings Plan, if any, with respect to Compensation paid in that Plan Year multiplied by (2) the sum of (a) the portion of Participant’s Compensation in that particular Plan Year that exceeds the Statutory Compensation Limitation in effect for that Plan Year, and (b) such Eligible Executive’s Base Salary and Bonus, if any, that would have otherwise been paid in that particular Plan Year had it not been deferred under the provisions of Section 3.01(a). (ii) Excess Profit-Sharing Contributions are credited to the Participant’s Excess Company Contribution Account in accordance with the provisions of this Plan as in effect at the time of such crediting. (iii) For avoidance of doubt, Excess Profit Sharing Contributions shall only be credited on behalf of an Eligible Employee or Eligible Executive if they are eligible to receive discretionary profit sharing contributions (as that term is defined in the Savings Plan from time to time) under the provisions of the Savings Plan for that period. 4.03 Crediting to Company (Pre-2014) Matching Account and Excess Company Contribution Account (a) The Company Contributions determined pursuant to Section 4.01 shall be credited to a Participant’s Company Account as soon as administratively practicable following the close of each calendar year. (b) The Excess Basic Contributions that were credited on a Participant’s behalf pursuant to Section 4.02(a) for 2013 were credited to the Excess Company Contribution Account, as soon as administratively practicable following the close of the 2013 Plan Year.

Page 11 The Excess Basic Contributions credited on a Participant’s behalf pursuant to Section 4.02(a) after 2013 were credited to the Excess Company Contribution Account at the same time as they would have been credited to the accounts under the Savings Plan if not for the application of the Statutory Compensation Limitations or, if applicable, at the same time as they would have been credited to the Participant’s accounts under the Savings Plan if not for the Participant’s election to defer said Base Salary or Bonus under the terms of this Plan. (c) The Excess Matching Contributions credited on a Participant’s behalf pursuant to Section 4.02(b) shall be credited to a Participant’s Excess Company Contribution Account as soon as administratively practicable following the close of each calendar year (or such other date in the calendar year as designated by the Administrative Committee). (d) The Excess Profit Sharing Contributions, if any, credited on a Participant’s behalf pursuant to Section 4.02(c) shall be credited to a Participant’s Excess Company Contribution Account as soon as administratively practicable following the close of the fiscal year of the Company for which the discretionary company contribution is made (or such other date as designated by the Administrative Committee). 4.04 Vesting Except as otherwise provided in this Section 4.04 or in Section 8.12, a Participant shall vest in the Company Contributions made on his behalf under Section 4.01, adjusted pursuant to Article 5, at the same rate at which such contributions would have vested under the Savings Plan had they been contributed thereunder. In the event a Participant terminates employment prior to vesting in all or any part of the Company Pre-2014 Matching Contributions made on their behalf, such Company (Pre-2014) Matching Account shall be forfeited to the Company and shall not be restored even if the Participant is subsequently re-employed by the Company. Notwithstanding the forgoing, effective as of January 1, 2014, a Participant who was a common law employee of the Company or an Affiliated Company (as defined in the Savings Plan) on January 1, 2014 shall be 100 percent vested in, and have a nonforfeitable right to the Company (Pre-2014) Matching Account. Except as otherwise provided in Section 8.12, a Participant shall at all times be 100% vested in his Excess Company Contribution Account.

Page 12 ARTICLE 5. MAINTENANCE OF ACCOUNTS 5.01 Adjustment of Account (a) As of each Valuation Date, a Participant’s Accounts shall be credited or debited with the amount of earnings or losses with which such Accounts would have been credited or debited, assuming it had been invested in one or more investment funds, or earned the rate of return of one or more indices of investment performance, designated by the Administrative Committee and elected by the Participant pursuant to Section 5.02 for purposes of measuring the investment performance of the Participant’s Accounts. (b) The Administrative Committee shall designate at least one investment fund or index of investment performance and may designate other investment funds or investment indices to be used to measure the investment performance of a Participant’s Accounts. The designation of any such investment funds or indices shall not require the Company to invest or earmark their general assets in any specific manner. The Administrative Committee may change the designation of investment funds or indices from time to time, in its sole discretion, and any such change shall not be deemed to be an amendment affecting Participants’ rights under Section 7.02. 5.02 Investment Fund or Performance Elections In the event the Administrative Committee designates more than one investment fund or index of investment performance under Section 5.01, each Participant shall file an investment election with the Plan Administrator with respect to the investment of their Accounts within such time period and on such form as the Administrative Committee may prescribe. The election shall designate the investment fund or funds or index or indices of investment performance which shall be used to measure the investment performance of the Participant’s Accounts. If the Participant fails to make an investment election, their Accounts shall be invested in the default investment fund or index designated as such by the Administrative Committee. 5.03 Changing Investment Elections (a) A Participant may change elections made under Section 5.02 that are used to measure the investment performance of future Deferrals, Excess Company Contributions and Company Contributions, within such time periods and in such manner prescribed by the Administrative Committee. The election shall be effective as soon as administratively practicable after the date on which notice is timely filed with the Plan or at such other time as the Administrative Committee shall determine. (b) A Participant may change elections of the investment fund or funds or index or indices used to measure the future investment performance of existing Account balances, within such time periods and in such manner prescribed by the Administrative Committee. The election shall be effective as soon as administratively practicable after the date on which the notice is filed with the Plan or at such other time as the Administrative Committee shall determine.

Page 13 5.04 Individual Accounts The Plan Administrator shall maintain, or cause to be maintained on its books, records showing the individual balance of each Participant’s Accounts. At least once a year each Participant shall be furnished with a statement setting forth the value of their Accounts. 5.05 Valuation of Accounts (a) The Plan Administrator shall value or cause to be valued each Participant’s Accounts at least quarterly. On such Valuation Date there shall be allocated to the Accounts of each Participant the appropriate amount determined in accordance with Section 5.01. (b) Whenever an event requires a determination of the value of Participant’s Accounts, the value shall be computed as of the Valuation Date coincident with, or immediately following, the date of the event.

Page 14 ARTICLE 6. PAYMENT OF BENEFITS 6.01 Commencement of Payment – Deferral Account (a) Subject to the limitations set forth in this Article 6, each Plan Year a Participant who is an Eligible Executive may elect to defer Base Salary and/or Bonus by designating on the applicable Deferral Agreement that the distribution of the portion of their Deferral Account attributable to such Plan Year shall commence, pursuant to Section 6.03, upon the occurrence of (i) or (ii) below: (i) the Participant’s Retirement, or (ii) a designated year not later than the year in which the Participant attains age 70- 1/2. A Participant may not elect a year that is less than five (5) years subsequent to the date that the Deferral Agreement is executed. (b) (i) Subject to clause (ii) below, in the event a Participant elects to have Deferrals commence as of a designated year pursuant to Section 6.01(a)(ii), distribution of such Deferrals, adjusted pursuant to Article 5, shall be based on the last Valuation Date of such designated year and payment shall be made in the following January. (ii) In the event a Participant incurs a Separation from Service prior to attaining Retirement or a designated year, as elected pursuant to Section 6.01(a), such election(s) shall become void and distribution of the Participant’s Deferral Account shall commence, pursuant to Section 6.03, in the seventh month following the month in which the Participant’s Separation from Service occurs. The value of such distribution shall be determined as of the last Valuation Date of the month immediately preceding the month in which payment is to commence. (iii) If a Participant incurs a Separation from Service due to his Retirement, (1) the portion of his Deferral Account designated to be paid in a designated year(s) shall be paid in accordance with such election(s), and (2) the portion of his Deferral Account scheduled to be paid upon Retirement shall commence in the seventh month following the month in which the Participant’s Retirement occurs. The value of such distribution shall be determined as of the last Valuation Date of the month immediately preceding the month in which payment is to commence. (c) A Participant shall not be permitted to change the designation of the event which entitles the Participant to distribution of any portion of the Deferral Account. However, a Participant who has elected a designated year distribution pursuant to Section 6.01(a)(ii) may change the designated year as provided in Section 6.08.

Page 15 6.02 Unforeseeable Emergency Notwithstanding anything in the Plan or in a Deferral Agreement to the contrary, the Administrative Committee may, if it determines an Unforeseeable Emergency exists which cannot be satisfied from other sources, approve a request by the Participant for a withdrawal from vested Accounts. Such request shall be made in a time and manner determined by the Administrative Committee. The payment made from a Participant's Deferral Account pursuant to the provisions of this Section 6.02 shall be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution). Determinations of amounts necessary to satisfy the emergency need must take into account any additional compensation that is available, other than additional compensation that, due to the Unforeseeable Emergency, is available under another nonqualified deferred compensation plan but that has not actually been paid. This Section 6.02 is intended to comply with Section 409A of the Code, related regulations and any other applicable guidance and shall be interpreted accordingly so that distributions shall be permitted under this Section 6.02 only to the extent they comply with Section 409A of the Code and the regulations promulgated thereunder. 6.03 Method of Payment - Deferral Account (a) (i) Except as otherwise provided in this Article 6, upon a Participant’s Retirement, the payment of the portion of his Deferral Account that is attributable to Deferrals made pursuant to a Deferral Agreement executed prior to October 1, 2012 that is payable upon Retirement pursuant to Section 6.01(a)(i) shall be made in approximately equal annual installments for a period of fifteen years. A Participant shall not be permitted to change the form of payment. (ii) Except as otherwise provided in this Article 6, upon a Participant’s Retirement, the payment of the portion of a Participant’s Deferral Account that is attributable to Deferrals made pursuant to his Deferral Agreement(s) executed on or after October 1, 2012 and credited to his Deferral Account on and after January 1, 2013 that is payable upon Retirement pursuant to Section 6.01(a)(i) shall be made in approximately equal annual installments for a period of whole years not to exceed fifteen (15) years, as elected by the Participant. Such election of the number of annual installments (form of payment) shall be made by the Participant at the time he completes his Deferral Agreement with respect to a Deferral pursuant to Section 6.01(a)(i). A Participant shall not be permitted to change a form of payment election made pursuant to the provisions of this Section 6.03(a)(ii). (iii) Except as otherwise provided in this Article 6, the payment of the portion of a Participant’s Deferral Account attributable to Deferrals made pursuant to a Deferral Agreement(s) executed prior to October 1, 2012 that is payable as of a designated year pursuant to Section 6.01(a)(ii), shall be made in a single lump sum. (iv) Except as otherwise provided in this Article 6, the payment of the portion of a Participant’s Deferral Account that is attributable to Deferrals made pursuant to his Deferral Agreement(s) executed on or after October 1, 2012 and credited to a Deferral Account on and after January 1, 2013 that is payable as of a designated year pursuant to Section 6.01(a)(ii), shall be made in approximately equal annual installments for a period of whole years not to exceed five (5) years, as elected by the Participant. Such election of the number of annual installments (form of

Page 16 payment) shall be made by the Participant at the time of completion of the Deferral Agreement with respect to a Deferral pursuant to Section 6.01(a)(ii). (v) Notwithstanding any other provision of the Plan to the contrary, if a Participant incurs a Separation from Service for reasons other than Retirement, the Participant’s Deferral Account shall be distributed to the Participant in one lump sum payment. (b) During any installment payment period described in paragraph (a) of this Section 6.03, each portion of the Participant’s Deferral Account shall continue to be credited with earnings or losses as described in Section 5.01. The first installment shall be made as set forth in Section 6.01(b). Subsequent installments, if any, shall be paid in January of the year following the year in which the preceding installment was paid. The amount of each installment shall equal the balance in the applicable portion of the Participant’s Deferral Account as of the last Valuation Date of the month immediately preceding the month in which payment is to be made, divided by the number of remaining installments (including the installment being determined). 6.04 Method and Timing of Payment – Company (Pre-2014) Matching Account (a) Upon Separation from Service with the Company and all Affiliates for reasons other than death, the amount credited to a Participant’s Company (Pre-2014) Matching Account, to the extent vested under the terms of the Plan, shall be distributed to the Participant in one lump sum payment in the seventh month following the month in which such Participant’s Separation from Service occurs. The value of such distribution shall be determined as of the last Valuation Date in the month immediately preceding the month in which payment is to commence. (b) In the event the Participant incurs a Separation from Service for reasons other than death prior to vesting in all or any part of the amount credited to the Company (Pre-2014) Matching Account, such nonvested amount shall be forfeited. (c) In the event of a Participant’s death while employed by the Company or an Affiliated Company, the Participant’s Company (Pre-2014) Matching Account shall be fully vested and payable to their Beneficiary in accordance with Section 6.06. 6.05 Method and Timing of Payment – Excess Contribution Company Account (a) Except as otherwise provided in this Article 6, upon a Participant’s Retirement, the payment of the Excess Contribution Company Account shall be made in approximately equal annual installments for a period of five years. During such payment period, that portion of the Participant’s Excess Contribution Company Account shall continue to be credited with earnings or losses as described in Section 5.01. The first installment shall be made as set forth in Section 6.01(b)(ii). Subsequent installments, if any, shall be paid in January of the year following the year in which the preceding installment was paid. The amount of each installment shall equal the balance in the applicable portion of the Participant’s Excess Contribution Company Account as of the last Valuation Date in the month immediately preceding the month in which payment is to be made, divided by the number of remaining installments (including the installment being determined).

Page 17 (b) Notwithstanding the foregoing, if a Participant incurs a Separation from Service for reasons other than Retirement or death, the Participant’s Excess Contribution Company Account shall be distributed to the Participant in one lump sum payment. The distribution of a Participant’s Excess Contribution Account shall be distributed in the seventh month following the month in which a Separation from Service occurs. The value of such distribution shall be determined as of the last Valuation Date of the month immediately preceding the month in which payment is to commence. 6.06 Designation of Beneficiary – Payment on Death of Participant (a) Each Participant shall file with the Plan Administrator a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant’s death, pursuant to Sections 6.03, 6.04 and 6.05. A Participant may, from time to time, revoke or change their Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Plan Administrator. The last such designation received by the Plan Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrator prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Participant’s death or if no designated Beneficiary survives the Participant, the Participant’s estate shall be the Participant’s Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon the Participant’s death. If the Participant has designated more than one Beneficiary and one or more Beneficiaries predecease the Participant, any death benefit that would have been payable to a deceased Beneficiary shall be proportionately allocated among the surviving Beneficiaries. (b) Notwithstanding any Plan provision to the contrary, in the event of the Participant’s death, the entire vested Account balances shall be paid to the Participant’s Beneficiary in a single lump sum as soon as administratively practicable following official notification of the Participant’s death. The value of such distribution shall be determined as of the last Valuation Date in the month immediately preceding the month in which payment is to be made. A Beneficiary may not elect, directly or indirectly, when payment under this paragraph (b) shall be made. 6.07 Special Distribution Rules (a) Notwithstanding any Plan provisions to the contrary, the Plan Administrator, may in its sole discretion, elect to pay the value of the Participant’s Accounts (including the value of the Participant’s Grandfathered Deferral Account and Grandfathered Company Account) upon a Separation from Service for any reason in a single lump sum payment if the balance of the Participant’s Accounts does not exceed the then applicable dollar amount under Section 402(g)(1)(B) of the Code, provided such payment represents the complete liquidation of the Participant’s interest in the Plan. (b) Notwithstanding any Plan provisions to the contrary, a distribution due to Separation from Service, but not distributions due to death, of a Participant who is a Specified Employee shall not commence earlier than the seventh month following the month in which such Participant’s Separation from Service occurs.

Page 18 6.08 Change of Distribution Election (a) In accordance with such procedures as the Plan Administrator may prescribe, a Participant may elect to change a designated year election(s) under Section 6.01(a)(ii) applicable to the portion of the Participant’s Deferral Account that is attributable to Deferrals made pursuant to their Deferral Agreement(s), as described in this Section 6.08. (b) A Participant may elect to change a designated year election made pursuant to Section 6.01(a)(ii) to (i) a later designated year (but not later than the Participant’s attainment of age 70-1/2), and/or (ii) a different installment period (from one (1) to five (5) years), by filing with the Plan Administrator a new commencement of distribution election form applicable to that portion of the Participant’s Deferral Account (or subaccounts thereof), subject to the following limitations: (i) Such election must be made at least 12 months prior to the designated year then in effect with respect to that portion of the Participant’s Deferral Account (or subaccounts thereof), and such election will not become effective until at least 12 months after the date on which the election is made; and (ii) The distribution of that portion of the Participant’s Deferral Account (or subaccount(s) thereof) shall be deferred for five years from the date such payment would otherwise have commenced absent this election (and, for the avoidance of doubt, may be in the form of either a lump sum or up to five (5) annual installments). It is the Company’s intent that the provisions of Sections 6.08 comply with the subsequent election provisions of Section 409A(a)(4)(C) of the Code, related regulations and other applicable guidance, and this Section 6.08 shall be interpreted accordingly. The Plan Administrator may impose additional restrictions or conditions on a Participant's ability to make an election pursuant to this Section 6.08. 6.09 Change of Control In the event there is a Change of Control and a Participant incurs a Separation from Service for any reasons within two years of the date such Change of Control occurs, then notwithstanding any other provisions of the Plan to the contrary and in lieu of any other benefit to which the Participant may be entitled under the Plan, the Participant shall receive a lump sum payment, payable in the seventh month following the month in which such Participant’s Separation from Service occurs, equal to the balance of the Participant’s Deferred, Excess Contribution Company and Company (Pre- 2014) Matching Accounts as of the last Valuation Date of the month immediately preceding the date payment is to be made.

Page 19 ARTICLE 7. AMENDMENT OR TERMINATION 7.01 Right to Terminate The Company may, by action of the Board of Directors, terminate this Plan and the related Deferral Agreements at any time. To the extent consistent with the rules relating to plan terminations and liquidations in Treasury Regulation Section 1.409A-3(j)(4)(ix) or otherwise consistent with Section 409A of the Code, the Company may provide that, without the prior written consent of Participants, all of the Participants’ Accounts shall be distributed in a lump sum upon termination of the Plan. Unless so distributed, in the event of a Plan termination, the Company shall continue to maintain the Participants’ Accounts until distributed pursuant to the terms of the Plan and Participants shall remain 100% vested in all amounts credited to their Accounts. 7.02 Right to Amend The Company may, by action of the Board of Directors, amend this Plan and the related Deferral Agreements at any time and for any reason. If any amendment to this Plan or to the Deferral Agreements shall adversely affect the rights of a Participant with respect to the vested Account balances of any Participant accrued as of the date of any such amendment, such Participant must consent in writing to such amendment prior to its effective date. Notwithstanding the foregoing, a change in any investment fund or index under Section 5.01 or the imposition of additional limits upon future deferral elections or Company Contributions shall not be deemed to adversely affect any Participant’s rights. Any action to amend the Plan by the Board of Directors shall be taken in such manner as may be permitted under the by-laws of the Company. The Board of Directors of the Company delegated to the Administrative Committee, in their settlor capacities, on June 20, 2013 the authority to amend the Plan without the consent of the Board of Directors for the purpose of (i) conforming the Plan to the requirements of law, (ii) facilitating the administration of the Plan, (iii) clarifying provisions based on the Administrative Committee’s interpretation of the document and (iv) making such other amendments as the Board of Directors may authorize. 7.03 Uniform Action Notwithstanding anything in this Plan to the contrary, any action to amend or terminate the Plan or the Deferral Agreements must be taken in a uniform and nondiscriminatory manner. 7.04 Compliance with Securities and Other Laws Notwithstanding any Plan provision to the contrary, the Company may at any time impose such restrictions on the Plan and participation therein, including limiting the amount of any Bonus deferred or the timing thereof, as the Company may deem advisable from time to time in order to comply or preserve compliance with any applicable laws, including any applicable state and federal securities laws and exemptions from registration available thereunder.

Page 20 ARTICLE 8. GENERAL PROVISIONS 8.01 Administration (a) The Plan shall be administered by the Administrative Committee. Effective July 1, 2013, “Administrative Committee” shall mean the Benefits Administration Board under the Savings Plan. The Administrative Committee shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of the Plan, with all powers necessary to enable it properly to carry out such responsibilities, including, but not limited to, the power to interpret the Plan and any related documents, to establish procedures for making any elections called for under the Plan, to make factual determinations regarding any and all matters arising under the Plan, including, but not limited to, the right to determine eligibility for benefits, the right to construe the terms of the Plan, the right to remedy possible ambiguities, inequities, inconsistencies or omissions, and the right to resolve all interpretive, equitable or other questions arising under the Plan. (b) The Administrative Committee may delegate all or part of its administrative duties to one or more persons, whether or not such person or persons are members of the Administrative Committee or employees of the Company. The Administrative Committee (and, to the extent consistent with the scope of delegated administrative authority, the person or persons delegated authority hereunder) may engage agents and representatives, including recordkeepers and legal counsel, in connection with the administration of the Plan. (c) Any dispute between a Participant or Beneficiary and the Plan Administrator shall be subject to resolution by determination of the Administrative Committee. (d) All acts and decisions of the Administrative Committee shall be final, conclusive and binding upon all Participants, former Participants, Beneficiaries, and employees of the Company. (e) It is the intent of the Company that the Plan complies with Section 409A of the Code, related regulations and other applicable guidance promulgated with respect thereto and the provisions of the Plan shall be interpreted to be consistent therewith. Without limiting the foregoing, a Participant shall not be deemed to have experienced a Retirement until the Participant has had a "separation from service," as that term is used in Section 409A(a)(2)(A)(i) of the Code and defined in related regulations or other applicable guidance. 8.02 Unsecured Interest Neither the Company nor the Administrative Committee in any way guarantees the performance of the investment funds or indices a Participant may designate under Article 5. No special or separate fund shall be established, and no segregation of assets shall be made, to assure the payments hereunder. No Participant hereunder shall have any right, title, or interest whatsoever in any specific assets of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

Page 21 8.03 Funding (a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid by a grantor trust established pursuant to paragraph (b) below. (b) The Company may, for administrative reasons, establish a grantor trust for the benefit of Participants participating in the Plan. The assets of said trust will be held separate and apart from other Company funds, and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions: (i) the creation of said trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA; (ii) the Company shall be treated as “grantor” of said trust for purposes of Section 677 of the Code; and (iii) said trust agreement shall provide that its assets may be used to satisfy claims of the Company’s general creditors, and the rights of such general creditors are enforceable by them under federal and state law. 8.04 No Contract of Employment The existence of this Plan or of a Deferral Agreement does not constitute a contract for continued employment between an Eligible Executive, Eligible Employee or a Participant and the Company. Except as otherwise limited by the terms of any valid employment contract or agreement entered into between the Company and an Eligible Executive, Eligible Employee or Participant, the Company reserves the right to modify an Eligible Executive’s, Eligible Employee’s or Participant’s remuneration and to terminate an Eligible Executive, Eligible Employee or Participant for any reason and at any time, notwithstanding the existence of this Plan or of a Deferral Agreement. 8.05 Withholding Taxes All payments under this Plan shall be net of an amount sufficient to satisfy any federal, state or local tax withholding requirements. 8.06 Nonalienation Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of bankruptcy or other event happening at any such time such amount would be made subject to such person’s debts or liabilities or would otherwise not be enjoyed by such person, then the Administrative Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of

Page 22 such person, and their spouse, children or other dependents, or any of them, in such manner and proportion as the Administrative Committee deems proper. 8.07 Claims Procedure The Plan Administrator shall provide adequate notice in writing to any Participant, former Participant or Beneficiary whose claim for a withdrawal or payment under this Plan has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such Participant, former Participant or Beneficiary for a full and fair review by the Administrative Committee of a decision denying the claim. The Administrative Committee’s decision on any such review shall be final and binding on the Participant, former Participant or Beneficiary and all other interested persons. 8.08 Competency If the Administrative Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for their affairs because of illness or accident, or has died, then the Administrative Committee, if it so elects, may direct that any payment due such person or their estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person to their spouse, children or other dependents, to an institution maintaining or having custody of such person, or to any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment, in such manner and proportion as the Administrative Committee may deem proper. Any such payment shall be in complete discharge of the liabilities of the Company and the Plan therefore. 8.09 Limitation of Liability The Company, the members of the Compensation Committee and of the Administrative Committee, the Plan Administrator, and any officer, employee or agent of the Company or said Committees shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act or failure to act, made in good faith in relation to this Plan. 8.10 Indemnification The Company, the members of the Compensation Committee and of the Administrative Committee, the Plan Administrator, and the officers, employees and agents of the Company and said Committees shall, unless prohibited by any applicable law, be indemnified against any and all liabilities arising by reason of any act or failure to act in relation to the Plan including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan, amounts paid in any compromise or settlement relating to the Plan and any civil penalty or excise tax imposed by any applicable statue, if: (a) the act or failure to act shall have occurred (i) in the course of the person’s service as an officer, employee or agent of the Company or as a member of the Compensation Committee or of the Administrative Committee, or as the Plan Administrator, or (ii) in connection with a service provided with or without charge to the Plan or to the Participants or Beneficiaries of the Plan, if such service was requested by the

Page 23 Compensation Committee or the Administrative Committee or the Plan Administrator; and (b) the act or failure to act is in good faith and in, or not opposed to, the best interests of the Company. This determination shall be made by the Company and, if such determination is made in good faith and not arbitrarily or capriciously, shall be conclusive. The foregoing indemnification shall be from the assets of the Company. However, the Company’s obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage under a policy maintained by the Company or any other person, or other source of indemnification. 8.11 Payment of Expenses All administrative expenses of the Plan and all benefits under the Plan shall be paid from the general assets of the Company. 8.12 Forfeiture for Cause In the event that a Participant shall at any time be convicted of a crime involving dishonesty or fraud on the part of such Participant in their relationship with the Company or an Affiliate, all benefits that would otherwise be payable to the Participant under the Plan shall be forfeited. The determination as to whether a Participant has been convicted of a crime involving dishonesty or fraud on the part of the Participant in their relationship with the Company or an Affiliate shall be made by the Administrative Committee in a fair and reasonable manner and the decision of the Administrative Committee with respect thereto shall be conclusive. 8.13 Mergers/Transfers This Plan shall be binding upon and inure to the benefit of the Company and its successors and assignees and the Participant, their designees and their estate. Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term “Company” shall refer to such other corporation and this Plan shall continue in full force and effect. 8.14 Elections All elections, designations, requests, notices, instructions, and other communications from an Eligible Executive, Eligible Employee or other person to the Plan Administrator required or permitted under the Plan shall be in such form as is prescribed from time to time by the Plan Administrator, shall be mailed by first-class mail or delivered to such location as shall be specified by the Plan Administrator, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location. 8.15 Acceleration of or Delay in Payments The Administrative Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4). The Administrative Committee may also, in

Page 24 its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7). 8.16 Insurance Products The Company may require each Eligible Executive to assist it in obtaining life insurance policies on the lives of each Eligible Executive, which policies would be owned by, and be payable to, the Company. The Eligible Executive may be required to complete an application for life insurance, furnish underwriting information including medical examinations by a life insurance company- approved examiner, and authorize release of medical history to the life insurance company’s underwriter, as designated by the Company. An Eligible Executive shall have no right or interest in such policies or the proceeds thereof. 8.17 Compliance It is the intent of the Company that the Plan complies with the provisions of Section 409A of the Code, any regulations and other guidance promulgated with respect thereto and the provisions of the Plan shall be interpreted to be consistent therewith. 8.18 Construction (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and therefore exempt from the requirements or Sections 201, 301 and 401 of ERISA. All rights hereunder shall be governed by and construed in accordance with the laws of the State of New York. (b) The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan. 8.19 Discharge of Corporation's Obligation The payment by the Company of the benefits due under each and every Deferral Agreement to the Participant or their Beneficiary shall discharge the Company’s obligation under the Plan, and the Participant or Beneficiary shall have no further rights under this Plan or the Deferral Agreements upon receipt by the appropriate person of all such benefits. 8.20 Successors The Plan shall be binding upon the successors and assigns of the Company, whether such succession is by purchase, merger or otherwise.

Page 25 APPENDIX A PROVISIONS APPLICABLE TO A PARTICIPANT’S GRANDFATHERED DEFERRAL ACCOUNT AND GRANDFATHERED COMPANY ACCOUNT This Appendix A constitutes an integral part of the Plan and is applicable with respect to the Grandfathered Deferred Account and the Grandfathered Company Account of those individuals who were Participants in the Plan on December 31, 2004. The Grandfathered Deferral Account and Grandfathered Company Account are subject to all the terms and conditions of the Plan as set forth on and after October 3, 2004, except as otherwise provided by this Appendix A. Section references in this Appendix A correspond to appropriate Sections of the Plan. ARTICLE 1. DEFINITIONS 1.08 “Change of Control” shall mean, effective on and after January 1, 2009, the later of a “Change of Control” as such term is defined under the terms of the John Wiley & Sons Inc. Supplemental Executive Retirement Plan as amended and restated effective as January 1, 2009 or a “Change of Control” as defined in Section 1.08 of the Plan as in effect on October 3, 2004 without regard to any amendments after such date which would constitute a material modification for purposes of Section 409A of the Code. ARTICLE 5. MAINTENANCE OF ACCOUNTS 5.03 “Changing Investment Elections” The provisions of Section 5.03 as set forth in the foregoing provisions of the Plan shall be applicable to a Participant’s Grandfathered Deferral and Grandfathered Company Account on and after January 1, 2009. ARTICLE 6. PAYMENT OF BENEFITS 6.01 “Commencement of Payment” (b) (i) In the event a Participant elects to have any Deferrals held in their Grandfathered Deferral Account commence as of a designated year pursuant to Section 6.01(a)(ii), distribution of such Deferrals, adjusted pursuant to Article 5, shall be based on the value as of the last business day of such designated year and payment shall be made in the January following the last day of that designated year. (ii) Notwithstanding the foregoing, in the event such Participant’s Separation from Service occurs for reasons other than Retirement or death prior to such designated year, the value of the Participant’s Grandfathered Deferral and Grandfathered Company Accounts shall be determined as of the last Valuation Date of the month in which such Separation from Service occurred and distribution shall be made in the following month. (iii) Notwithstanding any Plan provision to the contrary if a Participant’s Separation from Service is due to Retirement, the value of the portion of the Grandfathered Deferral Account and Grandfathered Company Accounts scheduled to be paid upon Retirement shall be determined

Page 26 as of the last Valuation Date in the month of Retirement and distribution shall be made in the following month. Notwithstanding any Plan provision to the contrary, in the event of the Participant’s death, the entire vested Grandfathered Deferral Account balance and Grandfathered Company Account balance shall be paid to their Beneficiary in a single lump sum within 90 days of the end of the month in which the Participant’s death occurs. The value of such distribution shall be determined as of the last Valuation Date in the month immediately preceding the month in which payment is to be made. A Beneficiary may not elect, directly or indirectly, when within such 90-day period payment under this subparagraph (iii) shall be made.